Cancer Genetics Strengthens Management Team with Appointment of William Finger as Executive Vice President, Precision Medicine and Pharma Services

Executive appointment underscores continued execution of new corporate strategy of expanding Biopharma and Discovery businesses

RUTHERFORD, N.J. and RESEARCH TRIANGLE PARK, N.C., January 9, 2019 –

Cancer Genetics, Inc. (Nasdaq: CGIX), a leader in enabling precision medicine for immuno-oncology and genomics through molecular markers and diagnostics, today announced the appointment of William Finger as the Company’s Executive Vice President, Precision Medicine and Biopharma Solutions, effective immediately. Mr. Finger will be responsible for developing and overseeing Cancer Genetics’ Precision Medicine and Biopharma and Clinical Trial business unit.

Mr. Finger has more than 25 years of life sciences, diagnostic and lab services industry experience with senior level responsibilities focused on precision medicine, lab integrations and biomarker testing. Prior to joining Cancer Genetics, Mr. Finger served as Managing Director, Precision Medicine and Diagnostics for Kineticos, a life science consultancy providing actionable strategic guidance and tactical implementation to industry leaders within the Precision Medicine industry. Prior to that, Mr. Finger served for over 12 years with Laboratory Corporation of America. While at LabCorp, he held leadership positions in scientific affairs, preclinical services, bio-repository and operations. Early in his career, Mr. Finger worked for Wake Health Services and Duke University Medical Center.

Mr. Finger holds a Master’s Degree of Healthcare Administration from the University of North Carolina and a Bachelor’s Degree in Medical Technology from State University of New York.

“We are excited to welcome Bill to Cancer Genetics as we execute on our plans to transform the business to accelerate the path to profitability by improving operational efficiency, expanding the service offerings and growing our pipeline in our Biopharma and Discovery businesses in the near term,” said John A. Roberts, Chief Executive Officer of Cancer Genetics. “Bill’s long history of leading key teams at LabCorp as well as advising industry leaders will be instrumental in driving sustainable growth for our Company.”

“Cancer Genetics is committed to providing industry leading oncology diagnostic services, especially in the immuno-oncology arena, to continue improving cancer diagnosis and treatment, and empowering our biopharma partners’ development efforts,” said William Finger, EVP, Precision Medicine and Biopharma Solutions. “I am thrilled to join the team and look forward to building and executing on our strategy to bring important new tests and services to biopharma and biotech companies that enhance the development of drugs designed to improve patient outcomes.”

ABOUT CANCER GENETICS

Cancer Genetics, Inc. is a leader in enabling precision medicine in oncology through the use of biomarkers and molecular testing. CGI is developing a global footprint with locations in the US and Australia. We have established strong clinical research collaborations with major cancer centers such as Memorial Sloan Kettering, The Cleveland Clinic, Mayo Clinic, Keck School of Medicine at USC and the National Cancer Institute.

The Company offers a comprehensive range of laboratory services that provide critical genomic and biomarker information. Its state-of-the-art reference labs are CLIA-certified and CAP-accredited in the US and have licensure from several states including New York State.

For more information, please visit or follow CGI at:

Internet: www.cancergenetics.com

Twitter: @Cancer_Genetics

Facebook: www.facebook.com/CancerGenetics

Forward Looking Statements:

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements pertaining to Cancer Genetics Inc.’s expectations regarding future financial and/or operating results and potential for our tests and services, and future revenues or growth in this press release constitute forward-looking statements.

Any statements that are not historical fact (including, but not limited to, statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects,” “estimates”) should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, risks with respect to our ability to complete a strategic transaction, risks with respect to our need and ability to obtain future capital to satisfy our obligations to our lenders and creditors, risks inherent in the development and/or commercialization of potential tests, risks of cancellation of customer contracts or discontinuance of trials, risks that anticipated benefits from consolidation efforts and/or acquisitions will not be realized, uncertainty in the results of clinical trials or regulatory approvals, uncertainties with respect to evaluating strategic options, maintenance of intellectual property rights, risks with respect to maintaining our listing on Nasdaq, and other risks discussed in the Cancer Genetics, Inc. Form 10-K for the year ended December 31, 2017 and Form 10-Q for the quarter ended September 30, 2018, along with other filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof. Cancer Genetics, Inc. disclaims any obligation to update these forward-looking statements.

Investor Contacts:

Lee Roth / Carol Ruth

The Ruth Group

Tel: 646-536-7012 / 7004

Email: lroth@theruthgroup.com / cruth@theruthgroup.com

Media Contact:

Kirsten Thomas

The Ruth Group

Tel: 508-280-6592

Email: kthomas@theruthgroup.com